UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2023

Khosla Ventures Acquisition Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40131	86-1488707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2128 Sand Hill Road
Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 376-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KVSA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2023, Khosla Ventures Acquisition Co. (the “Company”) received a letter (the “Nasdaq Letter”) from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(2), which requires that the Company’s listed securities maintain a minimum Market Value of Listed Securities (“MVLS”) of $35 million.

The Nasdaq Letter further provided that, pursuant to Nasdaq Listing Rule 5810(c)(3)(C), the Company is entitled to a compliance period to regain compliance with Nasdaq Listing Rule 5550(b)(2), which compliance period will expire on February 14, 2024.

Anytime during the compliance period described above, the company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days, at which point Nasdaq will provide the Company with written confirmation of compliance. The Company is working to comply with Nasdaq’s MVLS requirements as set forth in the Nasdaq Listing Rule 5550(b)(2) within the compliance period provided by Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Khosla Ventures Acquisition Co.

Date: August 24, 2023	By:	/s/ Peter Buckland
Name: Peter Buckland
Title: Chief Financial Officer